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EXHIBIT 23.4

[ESPINEIRA, SHELDON Y ASOCIADOS LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 10, 2000 relating to the consolidated financial statements of Petróleos de Venezuela, S.A., which appear in Petróleos de Venezuela, S.A. (PDVSA)'s Annual Report on Form 20-F for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Espiñeira, Sheldon Y Asociados
(a member firm of PricewaterhouseCoopers)

/s/ Carlos Hugo Odremán

Carlos Hugo Odremán
CPC 463
Caracas, Venezuela
July 18, 2001

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  EXHIBIT 23.4
[ESPINEIRA, SHELDON Y ASOCIADOS LETTERHEAD] CONSENT OF INDEPENDENT ACCOUNTANTS